Item 77C
Morgan Stanley California Tax-Free Income Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The meeting was held on August 1, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                      For     Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................  23,575,0  773,816      0       0
                                          17
Kathleen A.                         23,589,0  759,736      0       0
Dennis....................                97
James F.                            23,562,4  786,363      0       0
Higgins.....................              70
Joseph J.                           23,568,9  779,901      0       0
Kearns.....................               31
Michael F.                          23,574,0  774,789      0       0
Klein......................               43
W. Allen                            23,549,0  799,734      0       0
Reed......................                99
Fergus                              23,550,1  798,726      0       0
Reid........................              07

(2) Elimination of certain fundamental investment
restrictions:

                                         For     Again  Abstain   BNV*
                                                  st
Elimination of the fundamental policy  22,596,5  652,6  1,099,6      0
restricting the Fund's ability to            38     14       81
pledge
assets..........................
Elimination of the fundamental policy  22,515,2  794,4  1,039,0      0
restricting purchases of securities          93     54       86
on
margin.............................
Elimination of the fundamental policy  22,602,2  707,0  1,039,5      0
prohibiting investments in oil, gas,         33     89       10
and other types of minerals or
mineral leases.........
Elimination of the fundamental policy  22,678,1  713,2  957,481      0
prohibiting or restricting the               11     41
purchase of securities of issuers in
which Directors or Officers have an
interest............................
Elimination of the fundamental policy  22,745,6  637,8  965,365      0
prohibiting investments for purposes         64     04
of exercising
control....................
Elimination of the fundamental policy  22,825,5  564,2  959,096      0
prohibiting the purchase of common           10     26
stocks and other
instruments.................

(3) Modify certain fundamental investment restrictions for:

                                         For    Again   Abstain  BNV*
                                                  st
Modify fundamental policy regarding    22,864,7  500,0  984,014      0
diversification............                  33     86
Modify fundamental policy regarding    22,674,3  725,8  948,642      0
borrowing money......                        26     65
Modify fundamental policy regarding    22,707,6  670,9  970,229      0
loans..............                          19     85
Modify fundamental policy regarding    22,379,4  673,0  1,296,2      0
investment in commodities, commodity         54     92       87
contracts and futures
contracts................
Modify fundamental policy regarding    22,787,2  540,3  1,021,2      0
issuance of senior securities..              14     48       71

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                         For    Again   Abstain  BNV*
                                                  st
Reclassification as non-fundamental    22,670,6  666,9  1,011,2      0
the fundamental policy regarding the         41     84       07
short sale of
securities....................
Reclassification as non-fundamental    22,789,6  617,3  941,759      0
the fundamental policy prohibiting           89     84
investments in other investment
companies.............
Reclassification as non-fundamental    22,734,8  621,7  992,234      0
the fundamental policy on the                67     31
purchase or sale of puts, calls, and
combinations thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.